UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2018
HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

333-222275
(Commission File No.)

Delaware	82-3620361
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
This Current Report on Form 8-K is being filed to provide information required to be disclosed pursuant to Section 303A of the listing rules of the New York Stock Exchange (the “NYSE”).

•
All of the directors of HighPoint Resources Corporation (the “Company”), as listed in the Company’s Current Reports on Form 8-K filed on March 19, 2018 and December 6, 2018, are independent for purposes of NYSE rules, except for Scott A. Gieselman, Craig S. Glick, Michael R. Starzer, and Chief Executive Officer Scot Woodall. In making the independence determination, the Company’s board of directors considered the directors' relationships with the Company, commercial relationships with entities affiliated with the directors (including NGP Natural Resources XI, L.P., the holder of a substantial amount of the Company’s shares), and the specific provisions of the NYSE corporate governance standards that would make a director not independent.

•	Jim Mogg is the director who has been chosen to preside at executive sessions of the independent directors.

•
The charters of the Audit, Compensation, Reserves and EHS, and Nominating and Corporate Governance Committees of the board of directors, and the Company’s corporate governance guidelines and code of business conduct and ethics, are available on the Company’s website, www.hpres.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 19, 2018	HIGHPOINT RESOURCES CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary